                                                                       Exhibit 6

                                                                  Conformed Copy

     SHAREHOLDERS AGREEMENT dated as of March 26, 1996 between and among each of the parties named on the signature pages hereof under the heading "Shareholders" (each, a "Shareholder" and, collectively, the "Shareholders").

                                   WITNESSETH

     WHEREAS, the Shareholders own the issued and outstanding shares of common stock of International Meta Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), described in Schedule 1 hereto;

     WHEREAS, Paragon Limited Partnership, an exempted limited partnership organized under the laws of the Cayman Islands ("Paragon"), purchased the Shares owned by it pursuant to a Stock Purchase Agreement dated January 26, 1996 (the "Stock Purchase Agreement") between Paragon and the Company;

     WHEREAS, each Shareholder (other than Paragon) purchased the Shares owned by such Shareholder pursuant to a Subscription Agreement dated March 26, 1996 (each, a "SUBSCRIPTION AGREEMENT" and, collectively, the "Subscription Agreements") between such Shareholder and the Company;

     WHEREAS, the Shareholders believe it is in the best interests of the Company and the Shareholders that provision be made for the continuity and stability of the business and management of the Company and, to that end, the Shareholders hereby set forth their agreement with respect to the Shares owned by the Shareholders; and

     WHEREAS, the execution and delivery of this Agreement is an obligation of each Shareholder (other than Paragon) under the Subscription Agreement to which such Shareholder is a party;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.1  Definitions

     As used herein, the following terms shall have the following meanings:

     "Agreement" shall mean this Shareholders Agreement.

     "Company" shall have the meaning specified in the first recital hereto.

     "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

     "Paragon" shall have the meaning specified in the second recital hereto.

     "Paragon Capital Management" shall mean Paragon Capital Management LLC, an exempted limited liability company organized and existing under the laws of the Cayman Islands.

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "Placement Agency Agreement" shall mean a letter agreement dated January 26, 1996 between Paragon Capital Management and the Company relating to the appointment of Paragon Capital Management as the Company's exclusive placement agent in respect of the Shares.

     "Shareholder" shall have the meaning specified in the preamble hereto.

     "Shares" shall mean the issued and outstanding shares of common stock of the Company described in Schedule 1 hereto.

     "Stock Purchase Agreement" shall have the meaning specified in the second recital hereto.

     "Subscription Agreement" shall have the meaning specified in the third recital hereto.

     "Termination Date" shall mean the earlier of:

     (a) April 30, 1998;

     (b) without prejudice to Section 3.1 hereof, the date on which the board of directors and the shareholders of the Company vote as required by law and by the Company's certificate of incorporation and bylaws for the merger or consolidation of the Company with any other company, or for the sale of all or substantially all of the assets of the Company, or for its liquidation;

     (c) the date on which all of the Shareholders party hereto agree in writing to the termination of this Agreement; and

     (d) the date on which one or more transfers of Shares has been effected pursuant to Section 4.2 and, as a result thereof, the combined holdings of the Shareholders have been reduced to ownership of less than 5% of the issued and outstanding shares of common stock of the Company.

     "Transfer" shall have the meaning specified in Section 4.1.
1.2  INTERPRETATION

     Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

     (a) the singular shall include the plural, and the plural shall include the singular;

     (b) the words "hereof", "herein", "hereby", "hereto", and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

     (c) a reference to any "Section", "Schedule" or "Exhibit" is a reference to a specific Section, Schedule or Exhibit of this Agreement;

     (d) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority, whether or not having the force of law;

     (e) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto or replacement thereof; and

     (f) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document.

                   ARTICLE II REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Shareholders

     Each Shareholder hereby represents and warrants to the other Shareholders that:

     (a) such Shareholder (i) is, if not a natural Person, duly organized and validly existing under the laws of its jurisdiction of organization; and (ii) has the legal capacity, power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part;

     (b) this Agreement has been duly and validly executed and delivered by such Shareholder, and constitutes such Shareholder's legal, valid and binding obligation, enforceable in accordance with its terms;

     (c) such Shareholder is the record holder and beneficial owner of the shares of the Company's common stock described opposite such Shareholder's name on Schedule 1 hereto;

     (d) on the date hereof, the shares of the Company's common stock described opposite such Shareholder's name on Schedule 1 hereto constitute all of the Shares owned of record or beneficially by such Shareholder;

     (e) such Shareholder has sole power of disposition and sole voting power with respect to all of the shares of the Company's common stock described opposite such Shareholder's name on Schedule 1 hereto, with no restrictions on such rights, subject to applicable United States federal securities laws, the Subscription Agreement or the Stock Purchase Agreement to which such Shareholder is a party, as the case may be, and the terms of this Agreement;

     (f) (i) no filing with, and no permit, authorization, consent or approval of, any federal, national, state or local public body or authority is necessary for the execution, delivery and performance of this Agreement by such Shareholder (other than the filing of one or more amendments to the Schedule 13D filed with the United States Securities and Exchange Commission by Paragon), and (ii) none of the execution, delivery or performance of this Agreement by such Shareholder will (A) conflict with or result in a breach of any of such Shareholder's constitutive or organizational documents, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any note, bond, mortgage, indenture, trust deed, license, contract, commitment, arrangement, understanding, agreement or other instrument to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's assets or revenues may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's assets or revenues;

     (g) such Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, in each case, free and clear of all Liens, proxies, voting trusts or agreements, understanding or arrangements whatsoever, except for any such Liens or proxies arising hereunder; and

     (h) no broker, investment banker, financial adviser or any other Person (other than Paragon Capital Management in capacity as placement agent under the Placement Agency Agreement) is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

                     ARTICLE III. AGREEMENT TO VOTE; PROXY

3.1  VOTING

     Each Shareholder hereby severally agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company, such Shareholder shall vote (or cause to be voted) the Shares held of record or beneficially owned by such Shareholder (a) in favor of the election of Martin S. Albert (or another designee of Paragon) as a director of the Company, (b) in favor of each of the actions contemplated by this Agreement, the Placement Agency Agreement, the Stock Purchase Agreement and the Subscription Agreements and any action required in furtherance hereof or thereof, and (c) except as specifically requested by Paragon in advance, against (i) any action or agreement which would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Placement Agency Agreement, the Stock Purchase Agreement or any Subscription Agreement, or of any Shareholder hereunder, (ii) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company,
(iii) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company or any reorganization, dissolution or liquidation of the

Company or any subsidiary of the Company, (iv) any change in the majority of the board of directors of the Company, (v) any material change in the present capitalization of the Company (other than as contemplated by the Placement Agency Agreement, the Stock Purchase Agreement and the Subscription Agreements),
(vi) any amendment of the Company's certificate of incorporation or bylaws,
(vii) any other material change in the Company's corporate structure or business, or (viii) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or materially adversely affect, the transactions contemplated by the Placement Agency Agreement, the Stock Purchase Agreement or the Subscription Agreements or the contemplated economic benefit of any of the foregoing.

3.2  PROXY

     EACH SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PARAGON AND ERIK C.T. TILLER, ROLV E. NORDERHAUG AND PETER LORANGE, IN THEIR RESPECTIVE CAPACITIES AS DIRECTORS OF PARAGON CAPITAL MANAGEMENT, THE SOLE GENERAL PARTNER OF PARAGON, AND ANY INDIVIDUAL WHO SHALL THEREAFTER SUCCEED ANY OF THEM AS A DIRECTOR OF PARAGON CAPITAL MANAGEMENT, AND ANY OTHER DESIGNEE OF PARAGON, EACH OF THEM INDIVIDUALLY, SUCH SHAREHOLDER IRREVOCABLE (SO LONG AS SUCH SHAREHOLDER IS A PARTY TO THIS AGREEMENT) PROXY AND ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO VOTE THE SHARES OWNED BY SUCH SHAREHOLDER AS INDICATED IN
SECTION 3.1 ABOVE. EACH SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE
(SO LONG AS SUCH SHAREHOLDER IS A PARTY TO THIS AGREEMENT) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH SHAREHOLDER WITH RESPECT TO SUCH SHAREHOLDER'S SHARES.

3.3  SHAREHOLDER CAPACITY

     No Person executing this Agreement who is, or who becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the

Company. Each Shareholder executes and delivers this Agreement solely in his, her or its capacity as the record and beneficial owner of such Shareholder's Shares.

3.4  OTHER ARRANGEMENTS

     No Shareholder shall grant any proxy or enter into or agree to be bound by any understanding or any voting trust with respect to any Shares, nor shall any Shareholder enter into any shareholder agreement or arrangement of any kind with any Person with respect to any Shares, in each case, inconsistent with any provision of this Agreement (whether or not such agreement, understanding or arrangement is with other Shareholders or holders of shares which are not bound by this Agreement), including, without limitation, any agreement, understanding or arrangement with respect to the acquisition, disposition or voting of Shares, nor shall any Shareholder act, for any reason, as a member of a group or in concert with any other Person in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with any provision of this Agreement.

                     ARTICLE IV RESTRICTIONS ON DISPOSITION

4.1  TRANSFERS

     No Shareholder shall, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, or permit the offer, sale, transfer assignment, pledge, hypothecation or other disposition of, or create, incur or assume any Lien upon, or permit the creation, incurrence, assumption or existence of any Lien upon, any of the Shares owned by it (any such action being referred to herein as a "Transfer"), other than as permitted by Section 4.2.


4.2  PERMITTED TRANSFERS

     The restriction on transfer of Shares set forth in Section 4.1 shall not apply to the following transfers:

     (a) a transfer of Shares to which all of the Shareholders party hereto have consented in writing by executing and delivering their written consent in the form of Exhibit B hereto;

     (b) a transfer of Shares to one or more Shareholders party to this Agreement; and

     (c) subject to the terms of the Stock Purchase Agreement or the Subscription Agreement to which any Shareholder is party, as the case may be, a transfer of all or any part of such Shareholder's Shares on or after July 31, 1996.

4.3  EFFECT OF TRANSFER

     In the event of any transfer effected in accordance with the provisions of this Agreement (other than a transfer effected pursuant to Section 4.2(c)), the transferee shall receive and hold any and all Shares so transferred subject to the terms and conditions of this Agreement and the obligations, if any, of the transferor hereunder, and shall forthwith execute and deliver to the Shareholders party hereto an endorsement in the form of Exhibit A hereto. A Shareholder which effects a transfer of all of such Shareholder's Shares in accordance with Section 4.2 shall, after giving effect to such transfer, cease to be a party to, or bound by the terms of, this Agreement.

4.4  ENDORSEMENTS BY FUTURE SHAREHOLDERS

     The term "Shareholders" as used in this Agreement shall include any and all persons agreeing to be bound as a "Shareholder" hereunder by signing this Agreement or an endorsement in the form of Exhibit A hereto.

4.5  SPECIFIC PERFORMANCE

     The parties hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce specifically the provisions hereof, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law or in damages, and such party shall not urge in any action or proceeding the claim or defense that such remedy at law or in damages exists.

4.6  TERMINATION

     This Agreement shall terminate and be of no further force or effect upon the Termination Date.

                           ARTICLE V  MISCELLANEOUS

5.1  FURTHER ASSURANCES

     From time to time, at any Shareholder's request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5.2  CERTAIN EVENTS

     Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, such Shareholder's heirs, guardians, administrators or successors or as a result of any divorce.

5.3  STOP TRANSFER

     Each Shareholder agrees with, and covenants to, the other Shareholders party hereto that such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement. Each Shareholder agrees, with respect to any Shares in certificated form, that such Shareholder will tender to the Company, within ten business days after the date hereof, the certificates representing such Shares and the Company will inscribe upon such certificates the following legend: "The shares of Common Stock, par value $0.0001 per share, of International Meta Systems, Inc. (the "Company") represented by this certificate are subject to a Shareholders Agreement dated as of March 26, 1996, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company". Each Shareholder agrees that within ten business days after the date hereof, such Shareholder will no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee.

5.4  ENTIRE AGREEMENT

     This Agreement sets forth the entire understanding among the parties relating to the subject matter hereof, and supersedes an and all other prior conversations, correspondence, memoranda, agreements or other writings between the parties with respect to the subject matter hereof. No promises, covenants, representations or warranties of any character or nature other than those expressly stated herein have been made to induce any party to enter into this Agreement.

5.5  NO WAIVER

     No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.6  BINDING AGREEMENT

     This Agreement shall be binding upon the successors and assigns of each party hereto.

5.7  ASSIGNMENT

     Subject to Article IV, no party hereto may assign any of its rights under this Agreement without the prior written consent of each of the other parties hereto.

5.8  EXPENSES

     Each party to this Agreement shall pay its own expenses and costs incidental to its execution and delivery of this Agreement.

5.9  NOTICE

     All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by facsimile or by hand in writing and transmitted by facsimile, mailed or delivered to the "Address for Notices" specified below the name of the relevant Shareholder on the signature pages hereof or at such other address as shall be designated by such Shareholder in a notice to each other Shareholder party hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile, personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as aforesaid.

5.10 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.11 AMENDMENT

     No provision of this Agreement shall be waived, amended or modified except by an instrument in writing duly executed by all of the Shareholders.

5.12 APPLICABLE LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

5.13 SEVERABILITY

     If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date first above written.

                                          SHAREHOLDERS

                                          PARAGON LIMITED PARTNERSHIP

                                          by its General Partner

                                          PARAGON CAPITAL
                                           MANAGEMENT LLC,
                                           General Partner

                                          By /s/ MARTIN S. ALBERT
                                             ------------------------
                                           Name:  Martin S. Albert
                                           Title: Director

                                          By /s/ ERIK C.T. TILLER
                                             ------------------------
                                           Name:  Erik C.T. Tiller
                                           Title: Secretary and Director

                                          Address for Notices

                                          Paragon Limited Partnership
                                          P.O. Box 309
                                          Ugland House
                                          George Town
                                          Grand Cayman
                                          Cayman Islands
                                          British West Indies

                                          Attention: Secretary

                                          Tel: 809-949-8066
                                          Fax: 809-949-8080



                                        DEN NORSKE KRIGSFORSIKRING FOR SKIB

                                        By: /s/ OLE HENRIK EIDE
                                            ---------------------------
                                            Name: Ole Henrik Eide
                                            Title: Managing Director


                                        By: /s/ SVERRE KJELLAND-MORDRE
                                            ---------------------------
                                            Name: Sverre Kjelland-Mordre
                                            Title: Director

                                        Address for Notices

                                        Den Norske Krigsforsikring for Skib
                                        P.O. Box 1464, Vika
                                        N-0116 Oslo
                                        Norway

                                        Attention: Ole Henrik Eide
                                                   Managing Director

                                        Tel: 47-22-11-20-20
                                        Fax: 47-22-42-75-48




                                        INVESTERINGSSELSKAPET
                                          AMANDUS AS

                                        By: /S/ HALVOR ISAKSEN
                                            ---------------------------
                                            Name: Halvor Isaksen
                                            Title: Managing Director


                                        Address for Notices

                                        Investeringsselskapet Amandus AS
                                        Universitetsgaten 14
                                        0164 Oslo
                                        Norway

                                        Attention: Halvor Isaksen
                                                   Managing Director

                                        Tel: 47-22-20-16-80
                                        Fax: 47-22-11-19-12



                                        A/S SELVAAG INVEST

                                        By: /S/ ODD EIDE
                                            ---------------------------
                                            Name: Odd Eide
                                            Title: President

                                        Address for Notices

                                        A/S Selvaag Invest
                                        P.O. Box 33 Vinderen
                                        0319 Oslo
                                        Norway

                                        Attention: Odd Eide
                                                   President

                                        Tel: 47-22-92-41-00
                                        Fax: 47-22-49-24-69


                                       /S/ ANDREAS UGLAND
                                      -----------------------------------------

                                       ANDREAS UGLAND

                                       Address for Notices

                                       P.O. Box 308
                                       4891 Grimstad
                                       Norway

                                       Attention: Andreas Ugland

                                       Tel: 47-37-09-27-00
                                       Fax: 47-37-04-09-86

                                       POLLEX A/S

                                       By /S/ HANS O. BLIX
                                      -----------------------------------------

                                       Name:  Hans O. Blix
                                       Title: Chairman of the Board

                                       Address for Notices

                                       Pollex A/S
                                       Haakon VII's Gt. 2
                                       0161 Oslo
                                       Norway

                                       Attention: Hans O. Blix

                                       Tel: 47-22-83-20-90
                                       Fax: 47-22-83-55-22

                                       FILAB A/S

                                       By /S/ LARS BLIX
                                      ---------------------------------------

                                       Name:  Lars Blix
                                       Title: Chairman of the Board

                                       Address for Notices

                                       Filab A/S
                                       Haakon VII's Gt. 2
                                       0161 Oslo
                                       Norway

                                       Attention: Lars Blix

                                       Tel: 47-22-83-20-90
                                       Fax: 47-22-83-55-22

               /s/ J. ARTHUR OLAFSEN
               --------------------------
                   J. ARTHUR OLAFSEN

               Address for Notices

               c/o Norman Data Defense Systems AS
               PO Box 43
               N-1324 Lysaker
               Norway

               Attention: J. Arthur Olafsen

               Tel: 47-67-58-99-30
               Fax: 47-67-58-99-40

                                       WOODBRIDGE ASSET
                                       MANAGEMENT LIMITED


                                       By /s/ ERICK C.T. TILLER
                                          -------------------------
                                          Name:  Erick C.T. Tiller
                                          Title: Attorney-in-Fact


                                       Address for Notices


                                       Woodbridge Asset Management Limited
                                       Cedar House
                                       41 Cedar Avenue
                                       Hamilton HM 12
                                       Bermuda


                                       Attention: Secretary


                                       Tel: 441-295-2244
                                       Fax: 441-292-8666

                                           /s/ MARTIN S. ALBERT
                                           ---------------------------
                                               MARTIN S. ALBERT


                                           Address for Notices


                                           c/c Amerscan, Inc.
                                           3625 East Thousand Oaks Blvd.
                                           Suite 50
                                           Westlake Village, California 91362


                                           Attention: Martin S. Albert


                                           Tel: 805-371-7715
                                           Fax: 805-497-7154

                                       /S/ BENT AASNAES
                                       ----------------
                                       BENT AASNAES

                                       Address for Notices

                                       P.O. Box 42
                                       3070 Sande
                                       Norway

                                       Attention: Bent Aasnaes

                                       Tel: 47-33-77-61-36

                                                                      SCHEDULE 1

                                 SHAREHOLDINGS

_______________________________________________________________________________
|                                |                  |                         |
|       NAME OF SHAREHOLDER      | NUMBER OF SHARES | SHARE CERTIFICATE NO(S) |
|_____________________________________________________________________________|
|                                |                  |                         |
| Paragon Limited Partnership    |    2,000,000     |    5676, 5677, 5678     |
|-----------------------------------------------------------------------------|
| Den Norske Krigsforsikring     |                  |                         |
| for Skib                       |    2,000,000     |          5724           |
|-----------------------------------------------------------------------------|
| Investeringsselskapet          |                  |                         |
| Amandus AS                     |    2,000,000     |          5725           |
|-----------------------------------------------------------------------------|
| A/S Selvaag Invest             |    1,500,000     |          5726           |
|-----------------------------------------------------------------------------|
| Andreas Ugland                 |    1,500,000     |          5727           |
|-----------------------------------------------------------------------------|
| Woodbridge Asset Management    |                  |                         |
| Limited                        |     266,667      |       5730, 5732        |
|-----------------------------------------------------------------------------|
| Pollex A/S                     |     200,000      |          5736           |
|-----------------------------------------------------------------------------|
| J. Arthur Olafsen              |     250,000      |          5729           |
|-----------------------------------------------------------------------------|
| Martin S. Albert               |     133,333      |          5731           |
|-----------------------------------------------------------------------------|
| Filab A/S                      |     100,000      |          5728           |
|-----------------------------------------------------------------------------|
| Bent Aasnes                    |      50,000      |          5733           |
|-----------------------------------------------------------------------------|

                                                                       EXHIBIT A

                                  ENDORSEMENT

     The undersigned Shareholder of International Meta Systems, Inc. (the "Company") hereby agrees to the terms and conditions of the Shareholders Agreement dated as of March 26, 1996 between and among the Shareholders of the Company party thereto, to which this Endorsement is attached, and agrees to be fully bound by the terms and conditions of such Shareholders Agreement as if such Shareholder were an original signatory thereto

                                   _________________________________

                                         (Name of Shareholder)

                                                                       EXHIBIT B


                              CONSENT TO TRANSFER

     The undersigned, being parties to the Shareholders Agreement dated as of March 26, 1996 (the "SHAREHOLDERS AGREEMENT") between and among the Shareholders of International Meta Systems, Inc. (the "COMPANY") party thereto, hereby consent to the transfer by _____________ to _____________ of ____ shares of the Company's common stock.


                                      SHAREHOLDERS

                                      ________________


                                      By _____________
                                         Name:
                                         Title:

                                      [To be executed and delivered by all
                                      Shareholders then party to the
                                      Shareholders Agreement referred to above]